FORM OF EXPENSE LIMIT AGREEMENT

         Expense Limit Agreement made as of May 1, 2006 and as revised on November 1, 2009 between Pioneer Investment Management, Inc. ("PIM"), on behalf of itself and its affiliates, Pioneer Investment Management Shareholder Services, Inc. ("PIMSS") and Pioneer Funds Distributor, Inc. ("PFD"), and each of the Pioneer Funds listed on Annex A, as updated from time to time (each a "Fund").

       Whereas PIM, PIMSS and PFD wish to reduce the expenses of each Fund; and

       Whereas each Fund wishes to have PIM enter into such an agreement.

       Now therefore the parties agree as follows:

         SECTION 1 Special Class A Limitations. The expenses attributable to each class of shares of the Funds listed on Annex B, as updated from time to time, shall be reduced, if necessary, so that the Ordinary Operating Expenses (as defined below) of each Fund attributable to such class of shares do not exceed the percentage of average daily net assets attributable to the applicable class of shares of such Fund as set forth on Annex B. This expense limitation shall be effected first by PIMSS waiving transfer agency fees and expenses allocated to the applicable class of shares. If waiving transfer agency fees and expenses alone is not sufficient to achieve the expense limitation reflected in Annex B, PFD shall waive Rule 12b-1 fees attributable to the applicable class of shares. In the event that waiving transfer agency fees and expenses and Rule 12b-1 fees attributable to a class of shares is not sufficient to achieve the expense limitation reflected in Annex B, PIM shall reimburse other expenses or waive other fees ("Fund-Wide Expenses") to the extent necessary to further reduce the expenses attributable to that class of shares to the percentage of average daily net assets reflected in Annex B. In the event that PIM waives or reimburses any Fund-Wide Expenses, PIM also agrees to waive or reimburse the Fund-Wide Expenses attributable to any other authorized class of shares to the same extent that such expenses are reduced for the class of shares that required the reduction of Fund-Wide Expenses.

         SECTION 2 Amendment or Termination of Expense Limits. PIM may terminate or modify these expense limitations only in accordance with this Agreement. PIM agrees that the expense limitations set forth in Annex B shall continue in force until the date set forth with respect to each Fund (and class thereof) in Annex B; provided, that Pioneer may extend a date reflected in Annex B from time to time.

         SECTION 3 Termination of Expense Reimbursement Provisions. Notwithstanding anything to the contrary in any predecessor to this Agreement, PIM agrees that it shall not be entitled to be reimbursed for any expenses that PIM, PIMSS or PFD has waived or limited.

         SECTION 4 Ordinary Operating Expenses. For purposes of this Agreement, Ordinary Operating Expenses means all expenses of the Funds other than extraordinary expenses, such as litigation, taxes and brokerage commissions.

         SECTION 5 Governing Law. This Agreement shall be governed by the laws of the State of StateplaceDelaware.

         SECTION 6 Existing Agreements Superseded. In the case of each Fund, to the extent that this Agreement provides for expense limit arrangements for the same classes of the Fund to which an existing expense limit agreement relates (each an "Existing Agreement"), this Agreement shall supersede and replace the Existing Agreement.

         In witness whereof, the parties hereto have caused this Agreement to be signed as of the 1st day of November, 2009.

                                             Each of the Funds Listed on
Annex A.

                                     By:
                                            -----------------------------------
                                     Name:
                                     Title:

                                            PIONEER INVESTMENT MANAGEMENT, INC.

                                     By:
                                            -----------------------------------
                                     Name:
                                     Title:

                                                                        Annex A


Pioneer Bond Fund

                                                                        Annex B

-------------------------------------------------- --------- ------------ --------------- ------------ --------------
                                                               Fiscal        Regular
                                                              Year End      Prospectus      Expense
Fund                                                Class                      Date          Limit     Expiration
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
Pioneer Bond Fund                                     A         6/30           11/1          0.85%        11/1/13
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
                                                      B         6/30           11/1          1.90%        11/1/11
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
                                                      C         6/30           11/1          1.90%        11/1/11
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
                                                      R         6/30           11/1          1.25%        11/1/11
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
                                                      Z         6/30           11/1          0.65%        11/1/13
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
                                                      A+        6/30           11/1          1.01%        6/1/12
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
-------------------------------------------------- --------- ------------ --------------- ------------ --------------
                                                      Y+        6/30           11/1          0.76%        6/1/12
-------------------------------------------------- --------- ------------ --------------- ------------ --------------


  + Expense limitation due to reorganization of a Regions Morgan Keegan Select
    Fund into the fund. Reorganization occurred as of the close of business on May 15, 2009.